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                                                                    EXHIBIT 3.76

           IN THE DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS STATE OF

                                     HAWAII

In the Matter of the Incorporation  )
                                    )
                  of                )
                                    )
REP HOLDINGS, LTD.                  )
                                    )
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                            ARTICLES OF INCORPORATION

         The undersigned, desiring to form a corporation (the "Corporation") under the laws of the State of Hawaii, hereby adopts the following Articles of
Incorporation:

                                    ARTICLE I

                                 Corporate Name

                  The name of the Corporation is REP HOLDINGS, LTD.

                                   ARTICLE II

                                Authorized Shares

                  The Corporation is authorized to issue One Thousand (1,000) common shares.

                                   ARTICLE III

                                Place of Business

                  The street address of the initial office of the Corporation is 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 96815.

                                   ARTICLE IV

                             Directors and Officers

                  The names and residence addresses of the two (2) persons constituting the initial board of directors and of the officers are:

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NAME AND OFFICE                           RESIDENCE ADDRESS

Andre S. Tatibouet                        3131 Noela Drive
         President, Treasurer             Honolulu, Hawaii 96815
         and Director

Beverly A. Kirk, Vice President,          316-1 Mob Street
         Secretary and Director           Kailua, Hawaii 96734

                                    ARTICLE V

                           Denial of Preemptive Rights

                  No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of directors.

                                   ARTICLE VI

                      Limitation of Liability of Directors

                  The personal liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Hawaii law.

                  I certify, in accordance with Section 415-55, Hawaii Revised Statutes, that I have read the above Articles of Incorporation and that they are true and correct to the best of my knowledge.

                  Witness my hand this 30th day of April, 1998.

                                                             /s/ Mark A. Hazlett
                                                             -------------------
                                                             Mark A. Hazlett

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